Exhibit 99.2

Gran Tierra Energy Inc. Announces 2024 Guidance and Operations Update

•	2024 Capital Expenditure Budget of $210-240 Million and Expected 2024 Cash Flow[1] of $280-320 Million in Base Case
•	Plan to Drill 13-17 Development Wells and 6-9 High Impact Near-Field Exploration Wells
•	Forecast 2024 Production of 32,000-35,000 BOPD, Increases of 4% from 2023, 11% from 2022 and 28% from 2021
•	Forecast 2024 Free Cash Flow[2] of $175 Million Before Exploration, $75 Million After Exploration in Base Case
•	Plan to Allocate Up to 50% of Free Cash Flow to Share Buybacks
•	Met 2023 Production Guidance by Achieving 2023 Total Company Average Production of Approximately 32,650 BOPD, an Increase of 6% from 2022
•	Strong Results from the Costayaco-56 Well Producing Over 2,000 BOPD
•	Achieved Company’s Best Safety Performance on Record in 2023
•	Development Drilling Campaigns Underway in Acordionero and Costayaco Fields with Encouraging Results

CALGARY, ALBERTA, January 23, 2024, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced its 2024 capital budget and production guidance. All dollar amounts are in United States dollars and all production volumes are on a working interest before royalties basis and are expressed in barrels (“bbl”) of oil per day (“BOPD”), unless otherwise stated.

Key Highlights:

•	2024 Guidance:

◦	Gran Tierra is forecasting the following ranges for the Company’s 2024 budget:

2024 Budget	Low Case	Base Case	High Case
Average Brent Oil Price ($/bbl)	70.00	80.00	90.00
Total Company Production (BOPD)	32,000-35,000	32,000-35,000	32,000-35,000
Operating Netback[4] ($ million)	380-420	450-490	530-570
EBITDA[3] ($ million)	335-395	400-460	480-540
Cash Flow[1] ($ million)	240-280	280-320	330-370
Total Capital ($ million)	190-220	210-240	210-240
Free Cash Flow[2] ($ million)	20-90	40-110	90-160
Number of Development Wells (gross)	13-17	13-17	13-17
Number of Exploration Wells (gross)	4-7	6-9	6-9

◦	2024 Base Capital Program – Profitable Production Growth and High Impact Near-Field Exploration:

▪	Building on a successful development campaign in 2023, Gran Tierra plans to continue to grow production, while also seeking to add new reserves and future growth through exploration. A key area of focus for the Company, that is underpinned by the 2023 announcement of the Suroriente Continuation Agreement, is the South Putumayo and Ecuador development and exploration corridor which includes the Suroriente, Alea-1848A, Put-7, Charapa and Chanangue Blocks. This corridor offers material growth potential through development and exploration. This core growth area for the Company is expected to provide years of drilling opportunities and profitable production growth.

▪	Development: Gran Tierra expects to allocate approximately 55-60% of its 2024 capital program towards development activities in its core assets in Colombia, including:

•	Acordionero: the Company plans to drill 6 to 8 development wells in the Acordionero oil field in the Middle Magdalena Valley Basin. Acordionero’s 2024 plans also include drilling pad extensions and ongoing waterflood optimization.

•	Costayaco: in this oil field, located in the northern Putumayo Basin, Gran Tierra plans to drill 3 to 5 development wells.

•	Suroriente: in the southern Putumayo Basin, Gran Tierra plans to commence development drilling later in second half 2024 in the Cohembi oil field located in the Suroriente Block, which would be the first wells drilled by the Company in this block since 2018. In addition to development drilling, the Company is also planning facility expansion, an increase in gas to power generation, new development well pads and social investment in the area. With the planned investments in 2024, production is expected to materially increase in 2025 and 2026.

▪	Exploration: Approximately 40-45% of the Company’s 2024 capital program is expected to be allocated to high impact near-field exploration activities and the drilling of 6 to 9 exploration wells in Colombia and Ecuador in the Base Case and High Case. Gran Tierra’s 2024 exploration drilling is planned to follow up on the encouraging results from the Company’s 2022 exploration program. The Company focuses its exploration program on short-cycle time, near-field prospects in proven basins with access to transportation infrastructure. In addition to drilling exploration wells, the Company plans to commence a 238 km2 3D seismic program over the Charapa Block in Ecuador and pre-invest in advancing drilling licenses and building pads for the 2025 exploration program in Colombia and Ecuador.

◦	Fully Funded Capital Program Generating Free Cash Flow[2]: Gran Tierra’s mid-point Base Case 2024 capital budget of $225 million is expected to be fully funded from the Base Case 2024 mid-point Cash Flow[1] forecast of $300 million, based on an assumed average $80.00/bbl Brent oil price. Gran Tierra remains focused on generating strong Free Cash Flow[2], ongoing net debt[5] reduction and shareholder returns via share buybacks.

◦	Share Buybacks: During 2024, Gran Tierra plans to allocate up to approximately 50% of its Free Cash Flow to share buybacks in the Base Case. During 2023, the Company repurchased approximately 7.1% of its outstanding shares.

◦	Control of Capital Program: Gran Tierra holds a 100% working interest in and operatorship of the Company’s major assets in Colombia and Ecuador. This full control provides the Company with the flexibility to swiftly optimize its development and exploration programs in response to fluctuations, whether positive or negative, in oil prices.

Gran Tierra’s Commitment to Go “Beyond Compliance” in Environmental, Social and Governance

•	2023 was the Company’s safest year on record, with a total of 16.3 million person-hours without a Lost Time Injury (LTI), and a Total Recordable Case Frequency (TRCF) of 0.02, which places Gran Tierra within the region`s top quartile in safety performance.

•	Gran Tierra is pleased to announce that the Company has been accepted by the Voluntary Principles Initiative (VPI) as an official member of the Voluntary Principles for Security and Human Rights world-wide initiative. This appointment strengthens the Company’s commitment to the responsible implementation of Human Rights policies and practices in all our operations.

•	In 2023, Gran Tierra signed a four-year extension with the prominent environmental NGO Conservation International to continue and expand upon the Company’s highly successful NaturAmazonas program, the largest reforestation program of its nature in Colombia. This extension continues to harmonize economic development and conservation in the Piedmont region of the Putumayo department in southern Colombia.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “Gran Tierra Energy is looking forward to a successful and profitable 2024 and we are committed to delivering value to all our stakeholders by focusing on safety, sustainable growth, and robust return of capital to shareholders. Our 2024 budget, expected to be fully funded by Cash Flow1, takes a balanced, returns-focused approach to capital allocation. We plan to focus on four key areas: profitably growing reserves and production in our existing assets, prudently pursuing high impact exploration in our portfolio, fortifying our balance sheet through net debt5 reduction, and executing share buybacks. During 2024, we are targeting a net debt5 to EBITDA3 ratio of 0.8 to 1.2 times.

We are excited to restart drilling in our high-impact exploration portfolio in 2024 which may present us with opportunities for substantial growth in both Ecuador and Colombia. Having meticulously high-graded our exploration portfolio, we are dedicated to pursuing transformative opportunities that could enhance our growth trajectory and bring significant value to our stakeholders.

We believe Gran Tierra is well-positioned to navigate the current volatile environment with our low base decline, conventional oil asset base and our full operational control of capital allocation and timing. As we profitably pursue our operational and financial objectives, we remain steadfast in our commitment to the well-being of our employees and the communities in which we operate, recognizing their vital importance to our success.”

Operations Update:

•	Production:

◦	Gran Tierra achieved total company average production in 2023 of approximately 32,650 BOPD, an increase of 6% from 2022 and 23% from 2021, and was within the Company’s prescribed 2023 guidance.

•	Colombia Development:

◦	Following Gran Tierra’s successful 2023 development drilling campaigns at the Acordionero and Costayaco fields, the Company has accelerated its 2024 development program and, in mid-December 2023, commenced ongoing multi-well drilling campaign in both fields.

◦	Costayaco Development Campaign (Putumayo Basin):

▪	Since December 2023, Gran Tierra has so far drilled 2 oil wells.

▪	The first well in the current drilling campaign, the CYC-56, was spud on December 16, 2023. The well has been completed and is now on production and yielding encouraging results. The Company is completing the second well, the CYC-57, with production testing planned during January 2024.

▪	During January 8-15, 2024, the CYC-56 produced on jet pump at a stable average rate of 2,118 BOPD (30-degree API gravity) with a watercut of 1.4% and a gas-oil ratio of 141 standard cubic feet per stock tank bbl.

▪	The CYC-56 provides further evidence that multiple additional drilling opportunities may exist in the northern region of Costayaco where the Company plans to target un-swept portions of oil with future wells.

▪	During all of 2024, the Company plans to drill a total of 3 to 5 development wells in Costayaco.

◦	Acordionero Development Campaign (Middle Magdalena Valley Basin):

▪	Since December 2023, Gran Tierra has drilled 4 wells so far (3 oil producers and 1 water injector) in Acordionero, with results meeting expectations.

▪	During all of 2024, the Company plans to drill a total of 6 to 8 development wells in Acordionero.

Corporate Presentation:

•	Gran Tierra’s Corporate Presentation has been updated and is available at www.grantierra.com.

1 “Cash Flow” refers to line item “net cash provided by operating activities” under generally accepted accounting principles in the United States of America (“GAAP”).

2 “Free Cash Flow” is a non-GAAP measure and does not have a standardized meaning under GAAP. Free cash flow is defined as “net cash provided by operating activities” less capital expenditures. Refer to "Non-GAAP Measures" in this press release. Forecast 2024 free cash flow of $175 million “before exploration” is equal to the Base Case midpoint cash flow of $300 million less the Base Case midpoint total capital of $225 million, with Base Case midpoint exploration -only capital of approximately $100 million added back. Forecast 2024 Free Cash Flow of $75 million “after exploration” is equal to the Base Case midpoint cash flow of $300 million less the Base Case midpoint total capital of $225 million. Free Cash Flows in the table above are the midpoints of the ranges of cash flows less the midpoints of the ranges of total capital expenditures for each oil price scenario.

3 Earnings before interest, taxes and depletion, depreciation and accretion (“EBITDA”) is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release.

4 “Operating netback” is a non-GAAP measures and does not have standardized meaning under GAAP. Refer to “Non-GAAP Measures” in this press release.

5 Net debt is defined as GAAP total debt before deferred financing fees less cash.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements, which can be identified by such terms as “expect”, “plan”, “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “measures taken to” and “believes”, derivations thereof and similar terms identify forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s capital budget amount and uses; ability of hedges to protect cash flows, the Company’s strategies related to drilling and operation activities; expectations regarding reservoir prospects and production amounts; future well results (including initial oil production rates and productive capacity based on past performance); expected future net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, operating netback, EBITDA and certain associated metrics; anticipated capital expenditures, including the location and impact of capital expenditures; operating and general and administrative costs; production guidance for 2024; and the Company’s expectations as to debt repayment, share repurchases and its positioning for 2024. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions in Colombia and Ecuador and areas of potential expansion, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of Gran Tierra’s products; other disruptions to local operations; global health events; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, geopolitical events, including the ongoing conflicts in Ukraine and the Gaza region, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, and other producing countries and resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts. Which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra’s products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for Gran Tierra’s operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of Gran Tierra’s common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2022 filed February 21, 2023 and its other filings with the SEC. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. Guidance is uncertain, particularly when given over extended periods of time, and results may be materially different. Although the current capital spending program and long term strategy of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed and how that would impact Gran Tierra's results of operations and financing position. In particular, the unprecedented nature of the current economic downturn, and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. Gran Tierra's forward-looking statements are expressly qualified in their entirety by this cautionary statement.

The estimates of future production, EBITDA, net cash provided by operating activities (described in this press release as “cash flow”), free cash flow, operating netback, total capital, taxes and certain expenses and costs may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational and financial information for 2024. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Presentation of Oil and Gas Information

This press release contains certain oil and gas metrics, including operating netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics are calculated as described in this press release and have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is no precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.

Non-GAAP Measures

This press release includes forward-looking non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as an alternative to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, it may not be comparable to similar measures used by other companies. These non-GAAP financial measures are presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.

Gran Tierra is unable to provide forward-looking net income, net cash provided by operating activities, and oil and gas sales, the GAAP measures most directly comparable to the non-GAAP measures EBITDA, free cash flow and operating netback, respectively, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.

Operating netback as presented is defined as projected 2024 oil and gas sales less projected 2024 operating and transportation expenses. The most directly comparable GAAP measures are oil and gas sales and oil and gas sales price, respectively. Management believes that operating netback is useful supplemental measures for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses. Gran Tierra is unable to provide a quantitative reconciliation of either forward-looking operating netback to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measures.

EBITDA as presented is defined as projected 2024 net income adjusted for DD&A expenses, interest expense and income tax expense or recovery. The most directly comparable GAAP measure is net income. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking EBITDA to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Free cash flow as presented is defined as GAAP projected “net cash provided by operating activities” less projected 2024 capital spending. The most directly comparable GAAP measure is net cash provided by operating activities. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company’s business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.